  As filed with the Securities and Exchange Commission on February 19, 2002.


                                                            Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             INDEPENDENT BANK CORP.
             (Exact name of registrant as specified in its charter)


             MASSACHUSETTS                                       04-287-0273
(State or other jurisdiction of incorporation                 (I.R.S. Employer
or organization)                                             Identification No.)
---------------------------------------------                -------------------

                 288 UNION STREET, ROCKLAND, MASSACHUSETTS 02370
          (Address of Principal Executive Offices, Including Zip Code)

             INDEPENDENT BANK CORP. 1997 EMPLOYEE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                EDWARD H. SEKSAY
                                 GENERAL COUNSEL
                             INDEPENDENT BANK CORP.
                                288 UNION STREET
                          ROCKLAND, MASSACHUSETTS 02370
                                 (781) 878-6100
 (Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    Proposed      Proposed
 Title of                           maximum       maximum        Amount
securities              Amount      offering      aggregate        of
  to be                 to be       price per     offering     registration
registered          registered(1)   share(2)      price(2)         fee
----------          -------------   ---------     ---------        ---

Common Stock, par  600,000 Shares   $22.90       $13,794,000     $1,270.00
value $0.01 per
share(3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) The purpose of this Registration Statement is to register an aggregate of 500,000 shares of Common Stock, par value $0.01 per share, of Independent Bank Corp. (the "Company") that have been reserved for issuance under the plan set forth above, plus such additional number of shares as may be required pursuant to the plan set forth above in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock, as reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on February 13, 2002.

(3) There are also registered hereunder the Preferred Stock Purchase Rights issued and attached to the Common Stock pursuant to the Renewal Rights Agreement dated as of September 14, 2000 between Independent Bank Corp. and Rockland Trust Company, as rights agent.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1    Plan Information*

Item 2    Registrant Information and Employee Plan Annual Information*


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate by reference the information we file with them, which means:

     -    incorporated documents are considered part of the prospectus;

     - we can disclose important information to you by referring you to those documents; and

-----------------------
*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (hereinafter, the "Securities Act"), and the "Note" to Part I of Form S-8.

     - information that we file with the SEC will automatically update and supersede this incorporated information.

     We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

     a. Our annual report on Form 10-K for the fiscal year ending December 31, 2000;

     b. Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     c. The description of the Common Stock included in our Registration Statement on Form 8-A filed with the Commission on January 21, 1986 and the description of our Renewal Rights Agreement dated as of September 14, 2000, as set forth on our Form 8-A dated September 23, 2000, including all amendments and reports amending such descriptions.

     We also incorporate by reference each of the following documents that we will file with the SEC after the date of this registration statement until this offering is completed:

     - reports filed under Sections 13(a) and (c) of the Securities Exchange Act of 1934;

     - definitive proxy or information statements filed under Section 14 of the Securities Exchange Act of 1934 in connection with any subsequent stockholders' meeting; and

     - any reports filed under Section 15(d) of the Securities Exchange Act of 1934.

     You should rely only on information contained or incorporated by reference in this registration statement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Investor Relations, Attention: Michelle Newcomb, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370, Telephone: (781) 878-6100.

Item 4.   DESCRIPTION OF SECURITIES

          Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

Item 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Incorporated herein by reference from our Registration Statement on Form S-4 (Registration No. 33-00229), as amended.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

Item 8.   EXHIBITS

     The following is an index of all exhibits filed as part of this Registration Statement.

     4.1 Form of Common Stock Certificate (filed as Exhibit 4.1 to our annual report on Form 10-K for the fiscal year ended December 31, 1992).+

     4.2 Form of Rights Certificate (filed as Exhibit B to Exhibit 1 to our Registration Statement on Form 8-A, filed with the Commission on October 23, 2000).+

     4.3  Restated Articles of Organization of Independent Bank Corp. (filed as
          Exhibit 3 (i) to our annual report on Form 10-K for the fiscal year ended December 31, 1993).+

     4.4 By-laws, as amended to date, of Independent Bank Corp. (filed as Exhibit 3 (ii) to our annual report on Form 10-K for the fiscal year ended December 31, 1990).+

     5. Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Choate, Hall & Stewart (included in Exhibit 5).

     99.  Independent Bank Corp. 1997 Employee Stock Option Plan.+

---------------
+ Previously filed and incorporated by reference.

Item 9.   UNDERTAKINGS

          (a)  Independent Bank Corp. hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Independent Bank Corp. hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Independent Bank Corp. pursuant to the foregoing provisions, or otherwise, Independent Bank Corp. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Independent Bank Corp. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Independent Bank Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockland, Massachusetts, on February 14, 2002.


                                             INDEPENDENT BANK CORP.

                                             By: /S/ DOUGLAS H. PHILIPSEN
                                                 ------------------------

                                                 Douglas H. Philipsen
                                                 Chairman of the Board, Chief
                                                 Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                            TITLE                         DATE
       ---------                            -----                         ----
/S/ DOUGLAS H. PHILIPSEN            Chairman of the Board,          February 14, 2002
------------------------            Chief Executive Officer
    Douglas H. Philipsen            and President

/S/ RICHARD S. ANDERSON                    Director                 February 14, 2002
-----------------------
    Richard S. Anderson

/S/ W. PAUL CLARK                          Director                 February 14, 2002
-----------------
    W. Paul Clark

/S/ ROBERT L. CUSHING                      Director                 February 14, 2002
---------------------
    Robert L. Cushing

/S/ ALFRED L. DONOVAN                      Director                 February 14, 2002
---------------------
    Alfred L. Donovan

/S/ E. WINTHROP HALL                       Director                 February 14, 2002
--------------------
    E. Winthrop Hall

/S/ KEVIN J. JONES                         Director                 February 14, 2002
------------------
    Kevin J. Jones



/S/ RICHARD H. SGARZI                      Director                 February 14, 2002
---------------------
    Richard H. Sgarzi

/S/ WILLIAM J. SPENCE                      Director                 February 14, 2002
---------------------
    William J. Spence

/S/ JOHN H. SPURR JR.                      Director                 February 14, 2002
---------------------
    John H. Spurr Jr.

/S/ ROBERT D. SULLIVAN                     Director                 February 14, 2002
----------------------
    Robert D. Sullivan

/S/ THOMAS J. TEUTEN                       Director                 February 14, 2002
--------------------
    Thomas J. Teuten


                                INDEX TO EXHIBITS

EXHIBIT
NUMBER

  4.1 Form of Common Stock Certificate (filed as Exhibit 4.1 to our annual report on Form 10-K for the fiscal year ended December 31, 1992).+

  4.2 Form of Rights Certificate (filed as Exhibit B to Exhibit 1 to our Registration Statement on Form 8-A, filed with the Commission on September 23, 2000).+

  4.3 Restated Articles of Organization of Independent Bank Corp. (filed as Exhibit 3 (i) to our annual report on Form 10-K for the fiscal year ended December 31, 1993).+

  4.4      By-laws, as amended to date, of Independent Bank Corp.
           (filed as Exhibit 3 (ii) to our annual report on Form 10-K for the fiscal year ended December 31, 1990).+

  5. Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

  23.1     Consent of Arthur Andersen LLP.

  23.2     Consent of Choate, Hall & Stewart (included in Exhibit 5).

  99.      Independent Bank Corp. 1997 Employee Stock Option Plan.


---------------
+ Previously filed and incorporated by reference.